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                                                                   Exhibit 23.01

PRICEWATERHOUSECOOPERS [LOGO]
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                                                      PricewaterhouseCoopers LLP
                                                     1301 Avenue of the Americas
                                                         New York, NY 10019-6013
                                                        Telephone (212) 259 1000
                                                        Facsimile (212) 259 1301


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of MBIA Inc. on Form S-3, dated January 5, 1999 of our report dated September
21, 1998, on our audits of the restated consolidated financial statements of MBIA Inc. and Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts".

                                /s/ PricewaterhouseCoopers LLP


                                PricewaterhouseCoopers LLP

January 5, 1999